EXHIBIT 3



                             BY-LAWS OF TEXACO INC.
                             A Delaware Corporation

                                   ARTICLE I.
                                  Stockholders.

     SECTION 1. Annual Meeting. The Annual Meeting of stockholders shall be held on the fourth Tuesday in April of each year at 2:00 P.M., or at such time of day or on such other date in each calendar year as may be fixed by the Board of Directors, for the election of directors and the transaction of any other business as may properly come before the meeting.
     SECTION 2. Stockholder Action; Special Meetings. Any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of stockholders of the Company may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors.
     SECTION 3. Notice of Meetings. Notice of each meeting of stockholders, annual or special, stating the time and place, and, if a special meeting, the purpose or purposes in general terms, shall be mailed no earlier than 60 days and no later than 10 days prior to the meeting to each stockholder at the stockholder's address as the same appears on the books of the Company.
     SECTION 4. Place. Meetings of the stockholders shall be held at such place or places as the Board of Directors may direct, the place to be specified in the notice.
     Section 5. Quorum. At any meeting of stockholders, the holders of a majority of the voting shares issued and outstanding, being present in person or represented by proxy, shall be a quorum for all purposes, except where otherwise provided by statute.
     SECTION 6. Adjournments. Any annual or special meeting of stockholders duly and regularly called in accordance with these by-laws may adjourn one or more times and no further notice of such adjourned meeting or meetings shall be necessary. If at any annual or special meeting of stockholders a quorum shall fail to attend in person or by proxy, a majority in interest of the stockholders attending in person or by proxy may adjourn the meeting to another time, or to another time and place, and there may be successive adjournments for like cause and in like manner without further notice until a quorum shall attend. Any business may be transacted at any such adjourned meeting or meetings which might have been transacted at the meeting as originally called.
     SECTION 7. Organization. The Chairman of the Board, or, in his absence, the Vice Chairman, or, in their absence, the President, or, in their absence, one of the Executive Vice Presidents, or, in their absence, one of the Senior Vice Presidents, or, in their absence, a Vice President appointed by the stockholders, shall call meetings of the stockholders to order and shall act as chairman thereof. The Secretary of the Company, if present, shall act as secretary of all meetings of the stockholders; and, in his absence, the presiding officer may appoint a secretary.
     SECTION 8. Voting. At each meeting of the stockholders, every stockholder of record (at the closing of the transfer books if closed) shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such stockholder or by his duly authorized attorney and delivered to and filed with the Secretary at the meeting; and each stockholder shall have one vote for each share of stock standing in his name. Voting for directors, and upon any question at any meeting, shall be by ballot, if demanded by any stockholder.
     SECTION 9. Stockholder Proposals. Stockholders may present proper business for stockholder action at an annual meeting by giving timely notice in writing to the Secretary of their intention to bring such business before the meeting. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the office of the Company in Harrison, New York, addressed to the attention of the Secretary, not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The stockholder's notice shall set forth (a) the name and address of the stockholder proposing such business, (b) a brief

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description  of the  business  desired to be brought  before the meeting and any material interest in such business of such stockholder, and (c) the number of shares of the Company which are beneficially owned by the stockholder. The chairman of the meeting may refuse to permit any business to be brought before an annual meeting by a stockholder without compliance with the procedure set forth in this Section 9.
     For purposes of this section, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission.
     Notwithstanding the foregoing provisions of this by-law, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations thereunder with respect to matters set forth in this by-law. Nothing in this by-law shall be deemed to affect any rights of stockholders to request inclusion of proposals in the company's proxy statement pursuant to Rule 14a-8 under the Exchange Act.
     SECTION 10. List of Stockholders. The Secretary shall keep records from which a list of stockholders can be compiled, and shall furnish such list upon order of the Board of Directors.

                                   ARTICLE II.
                             The Board of Directors.

     SECTION 1. Number, Election and Terms. Except as otherwise fixed by or pursuant to the provisions of Article IV of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of the directors of the Company shall be fixed from time to time by the Board of Directors but shall not be less than three. The directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as determined by the Board of Directors, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1985, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1986, and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1987, with each class to hold office until its successor is elected and qualified. At each annual meeting of the stockholders of the Company, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.
     SECTION 2. Newly Created Directorships and Vacancies. Except as otherwise provided for or fixed by or pursuant to the provisions of Article IV of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, newly created directorships resulting from any increases in the number of directors or any vacancies on the Board of Directors resulting from death, resignation or disqualification, or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director so elected shall stand for election (for the balance of his term) at the next annual meeting of stockholders, unless his term expires at such Annual Meeting. Any vacancy on the Board of Directors resulting from removal by stockholder vote shall be filled only by the vote of a majority of the voting power of all shares of the Company entitled to vote generally in the election of Directors, voting together as a single class. The affirmative vote of the holders of at least a majority of the then outstanding shares of capital stock of the Company voting generally in the election of Directors, voting together as a single class, shall be required to repeal the foregoing provisions.
     SECTION 3. Removal. Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, any director may be removed from office, with or without cause, only by the affirmative vote of the holders of 66-2/3% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of Directors, voting together as a single class.
     SECTION 4. Nominations. Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of Directors may be made by the Board of Directors or a proxy committee appointed by the Board of Directors or by any stockholder entitled to vote in

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the election of Directors  generally.  However, any stockholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not later than (i) with respect to an election to be held at an annual meeting of stockholders, 90 days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of Directors, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;
(c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.
     SECTION 5. Organization Meeting of the Board. At the last regular meeting of the Board of Directors prior to each annual meeting of stockholders, the Board of Directors shall establish its organization, elect and appoint officers and appoint committee members. Such action may also be taken at another place and time fixed by written consent of the Directors.
     SECTION 6. Regular Meetings. Regular meetings of the Board are fixed and may be held without notice at the office of the Company in Harrison, New York on the fourth Friday in each month at 9:00 A.M., or at such other time and place, either within or without the State of Delaware, as the Board may provide by resolution, without other notice than such resolution. If less than a quorum is present at any meeting time and place, those present may adjourn from time to time until a quorum shall be present, but if there shall be no quorum prior to another regular meeting time, then such meetings of less than a quorum need not be recorded.
     SECTION 7. Special Meetings. Special meetings of the Board shall be held whenever called by the Chairman of the Board, or, in his absence, by the Vice Chairman of the Board, or, in their absence, by the President, or by one-third of the Directors then in office. The person or persons authorized to call special meetings of the Board may fix any place, either within or without the State of Delaware, as the place for holding any special meeting. Unless otherwise specified in the notice thereof, any business may be transacted at a special meeting.
     SECTION 8. Notice of Special Meetings. The Secretary shall mail to each director notice of any special meeting at least two days before the meeting, or shall telegraph or telephone such notice not later than the day before the meeting. When all Directors are present, any business may be transacted without any previous notice. Any director may waive notice of any meeting.
     SECTION 9. Quorum. A majority of the total number of Directors, or half of the total number when the number of Directors then in office is even, shall constitute a quorum for the transaction of business, and a majority of those present at the time and place of any regular or special meeting, although less than a quorum, may adjourn the same from time to time, as provided in these by-laws.
     SECTION 10. Chairman. At all meetings of the Board, the Chairman of the Board, or, in his absence, the Vice Chairman of the Board, or, in their absence, the President, or, in their absence, a chairman chosen by the Directors present, shall preside.
     SECTION 11. Action without Meeting. A statement in writing, signed by all members of the Board of Directors or the Executive Committee, shall be deemed to be action by the Board or Committee, as the case may be, to the effect therein expressed, and it shall be the duty of the Secretary to record such statement in the minute books of the Company under its proper date.

                                  ARTICLE III.
                    Executive Committee and Other Committees.

     SECTION 1. Executive Committee. The Board of Directors shall appoint an Executive Committee of seven or more members to serve during the pleasure of the Board to consist of the Chairman of the Executive Committee, the

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Chairman of the Board, the Vice Chairman of the Board,  the President,  and such additional Directors as the Board may from time to time designate.
     SECTION 2. The Chairman of the Executive Committee. The Chairman of the Executive Committee shall be designated by the Board of Directors and shall be a member of the Board and of the Executive Committee. He shall preside at meetings of the Executive Committee, and shall do and perform such other things as may from time to time be assigned to him by the Board of Directors.
     SECTION 3. Vacancies. Vacancies in the Executive Committee shall be filled by the Board.
     SECTION 4. Executive Committee to Report. All action by the Executive Committee shall be reported promptly to the Board and such action shall be subject to review by the Board, provided that no rights of third parties shall be affected by such review.
     SECTION 5. Procedure. The Executive Committee, by a vote of a majority of all of its members, shall fix its own times and places of meeting, shall determine the number of its members constituting a quorum for the transaction of business, and shall prescribe its own rules of procedure, no change in which shall be made save by a majority vote of all of its members.
     SECTION 6. Powers. During the intervals between the meetings of the Board, the Executive Committee shall possess and may exercise all the powers of the Board in the management and direction of the business and affairs of the Company, except those which by applicable statute are reserved to the Board of Directors.
     SECTION 7. Other Committees. From time to time the Board may appoint other committees, and they shall have such powers as shall be specified in the resolution of appointment.

                                   ARTICLE IV.
                                    Officers.

     SECTION 1. Number. The Board of Directors shall elect the executive officers of the Company which may include a Chairman of the Board, one or more Vice Chairmen of the Board, a President, one or more Vice Presidents (one or more of whom may be designated as Executive Vice Presidents or as Senior Vice Presidents or by other designations), a General Counsel, a Secretary, a Treasurer, a Comptroller, and a General Tax Counsel. A person may at the same time hold, exercise and perform the powers and duties of more than one executive officer position. In addition to the executive officers, the Board may appoint one or more Assistant Secretaries, Assistant Treasurers and Assistant Comptrollers and such other officers or agents as the Board may from time to time deem necessary or desirable. All officers and agents shall perform the duties and exercise the powers usually incident to the offices or positions held by them, those prescribed by these by-laws, and those assigned to them from time to time by the Board or by the Chief Executive Officer.
     SECTION 2. The Chairman of the Board. The Chairman of the Board shall be a member of the Board of Directors and of the Executive Committee. He shall preside at meetings of the stockholders and of the Directors, and shall keep in close touch with the administration of the affairs of the Company, shall advise and counsel with the Vice Chairman of the Board and the President, and with other executives of the Company and shall do and perform such other duties as may from time to time be assigned to him by the Board of Directors or by the Executive Committee.
     SECTION 3. The Vice Chairman of the Board. The Vice Chairman of the Board shall be a member of the Board of Directors and the Executive Committee. He shall keep in close touch with the administration of the affairs of the Company, shall advise and counsel with the Chairman of the Board and the President, and with other executives of the Company, and shall do and perform such other duties as may from time to time be assigned to him by the Board of Directors or the Executive Committee.
     SECTION 4. The President. The President shall be a member of the Board of Directors and of the Executive Committee. He shall keep in close touch with the administration of the affairs of the Company, shall advise and counsel with the Chairman of the Board and the Vice Chairman of the Board and with other executives of the Company, and shall do and perform such other duties as may from time to time be assigned to him by the Board of Directors or the Executive Committee. In the absence of the Chairman of the Board, he shall preside at meetings of the stockholders and of the Directors.
     SECTION 5. The Chief Executive Officer. Either the Chairman of the Board, or the President, as the Board of Directors may designate, shall be the Chief Executive Officer of the Company. The officer so designated shall have, in addition to the powers and duties applicable to the office set forth in either
Section 2 or 4 of this Article IV, general active supervision over the business and affairs of the Company and over its several officers, agents, and employees,

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subject,  however,  to the  direction  and control of the Board or the Executive
Committee. The Chief Executive Officer shall see that all orders and resolutions of the Board or the Executive Committee are carried into effect, and, in general, shall perform all duties incident to the position of Chief Executive Officer and such other duties as may from time to time be assigned by the Board or the Executive Committee.
     SECTION 6. The Executive Vice Presidents. The Executive Vice Presidents shall keep in touch with the administration of the affairs of the Company, shall advise and counsel with the Chairman of the Board, the Vice Chairman of the Board and with the President and with other executives of the Company, and shall do and perform such other duties as from time to time may be assigned to them by the Board of Directors, the Executive Committee, the Chairman of the Board, the Vice Chairman of the Board, or the President. In the absence of the Chairman of the Board, the Vice Chairman of the Board and the President, the senior Executive Vice President shall preside at meetings of the stockholders.
     SECTION 7. The Senior Vice Presidents. Each Senior Vice President shall have such powers as may be conferred upon him by the Board of Directors, and shall perform such duties as from time to time may be assigned to him by the Board of Directors, the Executive Committee, the Chairman of the Board, the Vice Chairman of the Board, or the President.
     SECTION 8. The Vice Presidents. Each Vice President shall have such powers as may be conferred upon him by the Board of Directors, and shall perform such duties as from time to time may be assigned to him by the Board of Directors, the Executive Committee, the Chairman of the Board, the Vice Chairman of the Board, or the President.
     SECTION 9. The General Counsel. The General Counsel shall have charge of all the legal affairs of the Company and shall exercise supervision over its contract relations.
     SECTION 10. The Secretary. The Secretary shall keep the minutes of all meetings of the stockholders and the Board of Directors in books provided for the purpose. He shall attend to the giving and serving of all notices for the Company. He shall sign with the Chairman of the Board, the Vice Chairman of the Board, the President, and Executive Vice President, a Senior Vice President, or a Vice President, such contracts as may require his signature, and shall in proper cases affix the seal of the Company thereto. He shall have charge of the certificate books and such other books and papers as the Board of Directors may direct. He shall sign with the Chairman of the Board, the President, or a Vice President certificates of stock, and he shall in general perform all the duties incident to the Office of Secretary, subject to the control of the Board, and shall perform such other duties as from time to time may be assigned to him by the Board of Directors, the Executive Committee, the Chairman of the Board, the Vice Chairman of the Board, or the President. Any Assistant Secretary may, in his own name, perform any duty of the Secretary, when so requested by the Secretary or in the absence of that officer, and may perform such duties as may be prescribed by the Board. In the absence of the Secretary and of all Assistant Secretaries, minutes of any meetings may be kept by a Secretary pro tem, appointed for that purpose by the presiding officer.
     SECTION 11. The Treasurer. The Treasurer shall have charge and custody of and be responsible for all the funds and securities of the Company, and may invest the same in any securities as may be permitted by law; designate depositories in which all monies and other valuables to the credit of the Company may be deposited; render to the Board, or any committee designated by the Board, whenever the Board or such committee may require, an account of all transactions as Treasurer; and in general perform all the duties of the office of Treasurer and such other duties as from time to time may be assigned by the Chairman of the Board, the Vice Chairman of the Board, the President, the officer of the Company who may be designated Chief Financial Officer, and the Board of Directors. In case one or more Assistant Treasurers be appointed, the Treasurer may delegate to them the authority to perform such duties as the Treasurer may determine.
     SECTION 12. The Comptroller. The Comptroller shall be the principal accounting officer of the corporation; shall have charge of the Company's books of accounts, records and auditing, shall ensure that the necessary internal controls exist within the Company to provide reasonable assurance that the Company's assets are safeguarded and that financial records are maintained and publicly disclosed in accordance with generally accepted accounting principles; and in general perform all the duties incident to the office of Comptroller and such other duties as from time to time may be assigned by the Chairman of the Board, the Vice Chairman of the Board, the President, the officer of the Company who may be designated Chief Financial Officer, and the Board of Directors. In case one or more Assistant Comptrollers be appointed, the Comptroller may delegate to them such duties as the Comptroller may determine.

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     SECTION 13.  The  General  Tax  Counsel. The General Tax Counsel shall have charge of all the tax affairs of the Company.
     SECTION 14. Tenure of Officers: Removal. All officers elected or appointed by the Board shall hold office until their successor is elected or appointed and qualified, or until their earlier resignation or removal. All such officers shall be subject to removal, with or without cause, at any time by the affirmative vote of a majority of the whole Board.

                                   ARTICLE V.
                                Indemnification.

     SECTION 1. Right to Indemnification. The Company shall indemnify, defend and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or other, including appeals, by reason of the fact that he is or was a director, officer or employee of the Company, or is or was serving at the request of the Company as a director, officer or employee of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said Law permitted the Company to provide prior to such amendment) against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that except as provided in Section 2 hereof with respect to proceedings seeking to enforce rights to indemnification, the Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the Company.
     The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Company expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if required by law at the time of such payment, the payment of such expenses incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the Company of an undertaking, by or on behalf of such director or officer to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Section or otherwise.
     "Employee." as used herein, includes both an active employee in the Company's service as well as a retired employee who is or has been a party to a written agreement under which he might be, or might have been obligated to render services to the Company.
     SECTION 2. Right of Claimant to Bring Suit. If a claim under Section 1 is not paid in full by the Company within sixty days or, in cases of advances of expenses, twenty days, after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the Company) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Company (including its Board of Directors, independent legal counsel or its stockholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant had not met the applicable standard of conduct. The Company shall be precluded from asserting in any judicial proceeding

                                      * 6 *
commenced pursuant to this Article that the procedures and presumptions of this Article are not valid, binding and enforceable and shall stipulate in any such proceeding that the Company is bound by all the provisions of this Article.
     SECTION 3. Non-Exclusivity and Survival. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article (a) shall apply to acts or omissions antedating the adoption of this by-law, (b) shall be severable, (c) shall not be exclusive of other rights to which any director, officer or employee may now or hereafter be entitled, (d) shall continue as to a person who has ceased to be such director, officer or employee and (e) shall inure to the benefit of the heirs, executors and administrators of such a person.

                                   ARTICLE VI.
                                 Capital Stock.

     SECTION 1. Form and Execution of Certificates. The certificates of shares of the capital stock of the Company shall be in such form as shall be approved by the Board. The certificates shall be signed by the Chairman of the Board, the President, or a Vice President, and the Secretary or an Assistant Secretary.
     SECTION 2. Certificates to be Entered. Certificates shall be consecutively numbered, and the names of the owners, the number of shares and the date of issue, shall be entered in the books of the Company.
     SECTION 3. Old Certificates to be Canceled. Except in the case of lost or destroyed certificates, and in that case only upon performance of such conditions as the Board may prescribe, no new certificate shall be issued in lieu of a former certificate until such former certificate shall have been surrendered and canceled.
     SECTION 4. Transfer of Shares. Shares shall be transferred only on the books of the Company by a holder thereof in person or by his attorney appointed in writing, upon the surrender and cancellation of certificates for a like number of shares.
     SECTION 5. Regulations. The Board may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates of stock of the Company.
     SECTION 6. Registrar. The Board may appoint a registrar of transfers and may require all certificates to bear the signature of such registrar.
     SECTION 7. Closing of Transfer Books. If deemed expedient by the Board, the stock books and transfer books may be closed for the meetings of the stockholders, or for other purposes, during such periods as from time to time may be fixed by the Board, and during such periods no stock shall be transferable on said books.
     SECTION 8. Dates of Record. If deemed expedient by the Board, the Directors may fix in advance, a date, not exceeding 60 days preceding the date of any meeting of stockholders or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Company after any such record date fixed as aforesaid.
     SECTION 9. Rights to Purchase Securities. The Company shall not, without either the prior approval of a majority of the total number of shares then issued and outstanding and entitled to vote or the receipt by the Company of a favorable opinion issued by a nationally recognized investment banking firm designated by the Committee of Equity Security Holders of Texaco Inc. appointed in the Company's jointly administered chapter 11 case in the United States Bankruptcy Court for the Southern District of New York or its last chairman (or his designee) to the effect that the proposed issuance is fair from a finance point of view to the stockholders of the Company issue to its stockholders generally (i) any warrant or other right to purchase any security of the Company, any successor thereto or any other person or entity or (ii) any security of the Company containing any such right to purchase, which warrant, right or security (a) is exercisable, exchangeable or convertible, based or conditioned in whole or in part on (I) a change of control of the Company or
(II) the owning or holding of any number or percentage of outstanding shares or voting power or any offer to acquire any number of shares or percentage of voting power by any entity, individual or group of entities and/or individuals or (b) discriminates among holders of the same class of securities (or the class of securities for which such warrant or right is exercisable or exchangeable) of the Company or any successor thereto. The

                                      * 7 *
affirmative vote of the holders of at least a majority of the then outstanding shares of capital stock of the Company voting generally in the election of Directors, voting together as a single class, shall be required to repeal the foregoing provisions.

                                   ARTICLE VII
                                   Fair Price.

     A.  Vote Required for Certain Business Combinations.
         1. Higher Vote for Certain Business Combinations. In addition to any affirmative vote required by law or the Certificate of Incorporation, and except as otherwise expressly provided in Section B of this Article VII:
              a. any merger or consolidation of the Company or any Subsidiary (as hereinafter defined) with (i) any Interested Stockholder (as hereinafter defined) or (ii) any other person (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or
              b. any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Company or any Subsidiary having an aggregate Fair Market Value of $100 million or more; or
              c. the issuance or transfer by the Company or any Subsidiary (in one transaction or a series of transactions) of any securities of the Company or any Subsidiary to any Interested Stockholder or any
         Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $100 million or more; or
              d. the adoption of any plan or proposal for the liquidation or dissolution of the Company proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder; or
              e. any reclassification of securities (including any reverse stock split), or recapitalization of the Company, or any merger or consolidation of the Company with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Company or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder;
shall require the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of capital stock of the Company entitled to vote generally in the election of Directors (the "Voting Stock"), voting together as a single class (it being understood that for purposes of this
Article VII, each share of the Voting Stock shall have the number of votes granted to it pursuant to Article IV of the Certificate of Incorporation). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.
         2. Definition of "Business Combination". The term "Business Combination" as used in this Article VII shall mean any transaction which is referred to in any one or more of clauses (a) through (e) of paragraph 1 of this Section A.
     B.  When Higher Vote is Not Required.  The  provisions of Section A of this
Article VII shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any provision of the Certificate of Incorporation, if all of the conditions specified in either of the following paragraphs 1 and 2 are met:
         1. Approval by Disinterested Directors. The Business Combination shall have been approved by a majority of the Disinterested Directors (as hereinafter defined).
         2. Price and Procedure Requirements. All of the following conditions shall have been met:
              a. The aggregate amount of the cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following:
                  (i) (if applicable) the highest per share price (including any brokerage  commissions,  transfer  taxes and  soliciting  dealers'
              fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it (a) within the two-year period immediately prior to the first publication announcement of the proposal of the Business Combination (the "Announcement Date") or (b) in the transaction in which it became an Interested Stockholder, whichever is higher; and

                                      * 8 *

                  (ii) the Fair  Market  Value per share of Common  Stock on the
              Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (such latter date is referred to in this Article VII as the "Determination Date"), whichever is higher.
              b. The aggregate amount of the cash to be received per share by holders of shares of any other class of outstanding Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph 2b shall be required to be met with respect to every class of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):
                  (i) (if applicable) the highest per share price (including any brokerage  commissions,  transfer  taxes and  soliciting  dealers'
              fees) paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it (a) within the two-year period immediately prior to the Announcement Date or (b) in the transaction in which it became an Interested Stockholder, whichever is higher;
                  (ii) (if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company; and
                  (iii) the Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher.
              c. The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash. The price determined in accordance with paragraphs 2a and 2b of this Section B shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.
              d. After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination:
         (i) except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on the outstanding Preferred Stock; (ii) there shall have been (a) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and
         (b) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock unless the failure so to increase such annual rate is approved by a majority of the Disinterested Directors; and (iii) such Interested Stockholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.
              e. After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Company, whether in anticipation of or in connection with such Business Combination or otherwise.
              f. A proxy or information statement describing the proposed Business Combination and complying with the requirements of the
         Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public stockholders of the Company at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).
     C. Vote Required for Certain Stock Repurchases. In addition to any other requirement of the Certificate of Incorporation, the affirmative vote of the holders of at least 50% of the Voting Stock (other than Voting Stock beneficially owned by a Selling Stockholder (as hereinafter defined)), shall be required before the Company purchases any outstanding shares of Common Stock at a price above the Market Price (as hereinafter defined) from a person actually known by the Company to be a Selling Stockholder, unless the purchase is made by the Company (a) on the same terms and as a result of an offer made generally to all holders of Common Stock or (b) pursuant to statutory appraisal rights.
     D. Certain Definitions.  For the purpose of this Article VII:
        1. A "person" shall mean any individual, firm, corporation or other entity.

                                      * 9 *

         2. "Interested Stockholder" shall mean any person (other than the Company or any Subsidiary) who or which:
                  a. is the beneficial owner, directly or indirectly, of more than 20% of the voting power of the outstanding Voting Stock; or
                  b. is an Affiliate of the Company and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 20% or more of the voting power of the then outstanding Voting Stock; or
                  c. is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to th e date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.
         3. A person shall be a  "beneficial owner" of any Voting Stock:
                  a. which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns directly or indirectly; or
                  b. which such person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or
                  c. which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.
              4.  For  the  purposes  of  determining  whether a  person  is  an
     Interested Stockholder pursuant to paragraph 2 of this Section D, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph 3 of this Section D but shall not include any other shares which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise  of  conversion  rights,  warrants or options, or otherwise.
              5. "Affiliate" or "Associate"  shall have the respective  meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1988.
              6.  "Subsidiary"  means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Company; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph 2 of this Section D, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Company.
              7.  "Disinterested  Director"  means  any  member  of the Board of
     Directors  who  is  unaffiliated  with the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Disinterested Director who is unaffiliated with the Interested Stockholder and is recommended t o succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors.
              8. "Fair  Market  Value"  means (a) in the case of the stock,  the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for the New York Stock Exchange-Listed Stocks, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board of Directors in good faith; and (b) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Disinterested Directors.
              9.  "Selling  Stockholder"  means any  person  who or which is the beneficial owner of in the aggregate more than 1% of the outstanding shares of Common Stock and who or which has purchased or agreed to purchase any of such shares within the most recent two-year period and who sells or proposes to sell Common Stock in a transaction requiring the affirmative vote provided for in Section C of this Article VII.


                                      * 10 *

              10. "Market Price" means the highest sale price on or during the period of five trading days immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stock, or if such stock is not quoted on the Composite Tape on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of stock on or during the period of five trading days immediately preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors.
     E. Powers of the Board of Directors. A majority of the Directors shall have the power and duty to determine for the purposes of this Article VII, on the basis of information known to them after reasonable inquiry, (1) whether a person is an Interested Stockholder, (2) the number of shares of Voting Stock beneficially owned by any person, (3) whether a person is an Affiliate or Associate of another, (4) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Company or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $100 million or more. A majority of the Directors shall have the further power to interpret all of the terms and provisions of this Article VII.
     F. No Effect on Fiduciary Obligations of Interested Stockholders. Nothing contained in this Article VII shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.
     G. Amendment, Repeal, etc. Notwithstanding any other provisions of the Certificate of Incorporation or these by-laws (and notwithstanding the fact that a lesser percentage may be specified by law, the Certificate of Incorporation or these by-laws) the affirmative vote of the holders of at least a majority of then outstanding shares of capital stock of the Company voting generally in the election of Directors, voting together as a single class shall be required to repeal the foregoing provisions of this Article VII.

                                  ARTICLE VIII.
                                      Seal.

     The seal of the Company shall be in circular form containing the name of the Company around the margin, with a five pointed star in the center embodying a capital "T".

                                   ARTICLE IX.
                               By-Law Amendments.

     Subject to the provisions of the Certificate of Incorporation, these by-laws may be altered, amended or repealed at any regular meeting of the stockholders (or at any special meeting thereof duly called for that purpose) by a majority vote of the shares represented and entitled to vote at such meeting; provided that in the notice of such special meeting notice of such purpose shall be given. Subject to the laws of the State of Delaware, the Certificate of Incorporation and these by-laws, the Board of Directors may by majority vote of those present at any meeting at which a quorum is present amend these by-laws, or enact such other by-laws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Company.

                                    ---------

     I, ............R.E.Koch................ Assistant Secretary of Texaco Inc.,
a Delaware corporation, do hereby certify that the above and foregoing is a true and correct copy of the by-laws of said Company as amended to July 25, 1997 and now in effect.

Dated Harrison, N.Y....August 13.... , 1997            .......R.E.Koch..........
                                                           Assistant Secretary




                                      * 11 *